Exhibit 1.1

AERIE PHARMACEUTICALS, INC.

1,266,892 Shares of Common Stock

UNDERWRITING AGREEMENT

January 23, 2018

CANTOR FITZGERALD & CO.

As Representative of the several Underwriters

CANTOR FITZGERALD & CO.

499 Park Avenue

New York, New York 10022

Dear Sirs:

1. INTRODUCTORY. Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 1,266,892 shares of common stock, $0.001 par value (the “Common Stock”), of the Company. The aggregate of 1,266,892 shares of Common Stock so proposed to be sold is hereinafter referred to as the “Firm Stock.” The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 190,033 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.” Cantor Fitzgerald & Co. is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.”

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date or the Option Closing Date (each as defined below), as the case may be, and agrees with the several Underwriters, that:

(a) Compliance with Registration Requirements. A registration statement of the Company on Form S-3 (File No. 333-213643) (including all pre-effective amendments thereto and all post-effective amendments thereto filed before execution of this Agreement, the “Initial Registration Statement”) in respect of the Stock was filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2016 pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective upon filing in such form and meet the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) in all material respects. At the time the Initial Registration Statement originally became effective, and thereafter, if applicable, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Stock in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Initial Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on September 15, 2016. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Stock has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission. The Base Prospectus (as defined below), as supplemented by any preliminary prospectus relating to the offer and sale of the Stock filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus.” The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, in each case including all exhibits thereto and including (i) the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A, 430B or 430C of the Rules and Regulations to be part of the Initial Registration Statement at the time specified in the applicable Rule and (ii) the documents incorporated by reference in the Rule 462(b) Registration Statement at the time the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the “Registration Statements.” The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Stock, in the form filed pursuant to and within the time limits described in Rule 424(b) of the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to any Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, to the extent such information has not been superseded or modified in accordance with Rule 412 of the Rules and Regulations. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and deemed incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to (i) any Registration Statement shall be deemed to refer to and include any document filed under the Exchange Act that is deemed incorporated by reference in such Registration Statement, including the Annual Report on Form 10-K of the last completed fiscal year of the Company filed under Section 13(a) or 15(d) of the Exchange Act on or prior to the date hereof and (ii) the effective date of such Registration Statement shall be deemed to refer to and include the date such Registration Statement became effective, and, if later the date such Form 10-K was so filed. Any reference to any amendment to the Registration Statements shall be deemed to refer to and include any document filed under the Exchange Act that is deemed incorporated by reference in such Registration Statement, including any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b) Disclosure. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, none of (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), or (iii) any “bona fide electronic road show” (as defined in Rule 433(h)(5) of the Rules and Regulations), in each case when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained or omitted, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 9:30 a.m., New York time, on the business day following the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus, as amended and supplemented, relating to the Stock that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule C to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No Order Preventing Offering. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(d) Registration Statements; Prospectus. At the respective times the Registration Statements and any amendments thereto became or become effective, at the date of this Agreement and at the Closing Date or the Option Closing Date, as the case may be, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was filed with the Commission and at the Closing Date or the Option Closing Date, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statements or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statements, Pricing Prospectus or the Prospectus, including any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents when filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statements, the General Disclosure Package or the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Distribution. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company. The Company has full power and authority to enter into this Agreement and to issue and sell the Stock as contemplated by this Agreement.

(i) Organization. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is validly existing as a corporation in good standing under such laws. The Company has requisite corporate power to conduct its business as described in the Registration Statements, the General Disclosure Package and the Prospectus. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, earnings, business or prospects of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Stock from being accepted for listing on, or resulting in the delisting of the Stock from, the Nasdaq Global Market (the “Exchange”) (the occurrence of any of the foregoing events in clauses (i), (ii) or (iii) being a “Material Adverse Effect”). The Company has no subsidiaries (as defined in Rule 405 of the Rules and Regulations) as of the date of this Agreement, except Aerie Pharmaceuticals Limited, a company organized under the laws of the Cayman Islands, Aerie Pharmaceuticals Ireland Limited, a company organized under the laws of Ireland, and Aerie Distribution, Inc., a Delaware corporation (collectively, the “Subsidiaries”).

(j) Authorization of the Stock. The Firm Stock and the Optional Stock, if any, when issued and delivered pursuant to the terms approved by the Company’s Board of Directors, or a duly authorized committee thereof, against payment therefor as provided herein, will be duly authorized, validly issued, fully paid and non-assessable; and no preemptive or similar rights exist or are applicable with respect to any of the Firm Stock or the Optional Stock, if any, or the issue and sale thereof. Neither the filing of the Registration Statements nor the offering or sale of the Firm Stock or the Optional Stock, if any, as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock, other than such rights that have been waived or otherwise satisfied and disclosed in the Registration Statements, the General Disclosure Package and the Prospectus.

(k) No Preferential Rights. Except as set forth in the Registration Statements, the General Disclosure Package and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options or vesting of restricted stock units or stock awards that may be granted from time to time under the Company’s equity plans) and (ii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock.

(l) Capitalization. The description of the securities of the Company in the Registration Statements, the General Disclosure Package and the Prospectus is true and correct in all material respects. All of the securities of the Company conform to the description thereof contained in the Registration Statements, the General Disclosure Package and the Prospectus in all material respects. No shares of preferred stock of the Company are issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company has any existing or future right to acquire any shares of preferred stock of the Company, except to the extent disclosed in the Registration Statements, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are (or, in the case of the Stock, upon payment therefor as provided herein, will be) fully paid and non-assessable, have been issued in compliance in all material respects with all applicable securities laws, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(m) Subsidiaries. All the outstanding shares of capital stock (if any) of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statements, the General Disclosure Package or the Prospectus) and, except to the extent set forth in the Registration Statements, the General Disclosure Package or the Prospectus (including, for the avoidance of doubt, those shares securing the Company’s senior secured convertible notes issued in September 2014 (the “Convertible Notes”)), are owned by the Company directly or indirectly through one or more Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. Except as described in the Registration Statements, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject (other than the Convertible Notes), from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(n) Financial Information. The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statements, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting (“U.S. GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statements, the General Disclosure Package or the Prospectus that are not included therein, as required.

(o) XBRL. The interactive data in eXtensible Business Reporting Language included in each Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(p) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) Independent Public Accounting Firm. PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statements, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder.

(r) No Adverse Proceeding. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative or regulatory agency or otherwise (i) that is required to be described in the Registration Statements, the General Disclosure Package or the Prospectus and is not so described or (ii) which, if determined adversely to the Company, individually or in the aggregate, could have a Material Adverse Effect, except as set forth in the Registration Statements, the General Disclosure Package or the Prospectus.

(s) Labor Disputes. No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers, that could, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company and, except as would not, individually or in the aggregate, have a Material Adverse Effect, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of the Company.

(t) Title to Property. The Company has good and marketable title to all of its properties and assets reflected in the financial statements (or as described in the Registration Statements, the General Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those (i) reflected in such financial statements, (ii) described in the Registration Statements, the General Disclosure Package and the Prospectus, including, for the avoidance of doubt, those securing the Convertible Notes or (iii) which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statements, the General Disclosure Package and the Prospectus.

(u) Tax Returns. The Company has filed, or has properly requested extensions for, all federal income tax returns and all other material tax returns which have been required to be filed by or with respect to it, and has paid all taxes shown on said tax returns and all written assessments received by it to the extent that such taxes have become due and payable, except for any such taxes as are being contested in good faith and for which adequate reserves for accrual have been established in accordance with U.S. GAAP. All material amounts of the tax liabilities of the Company have been adequately provided for in the financial statements of the Company as required in accordance with U.S. GAAP.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statements, the General Disclosure Package and the Prospectus, except as set forth in the Registration Statements, the General Disclosure Package and the Prospectus, or contemplated thereby, there has not been (i) any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, earnings, or business of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), (ii) any occurrence that would prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) any occurrence that would prevent the Stock from being accepted for listing on, or resulting in the delisting of the Stock from, the Exchange, and there has not been any material transaction entered into by the Company, other than transactions described in the Registration Statements, the General Disclosure Package and the Prospectus. Other than the Convertible Notes, the Company has no material contingent obligations or liabilities that are not disclosed in the Company’s financial statements in the Registration Statements, the General Disclosure Package and the Prospectus.

(w) No Conflicts. The Company is not, nor with the giving of notice or lapse of time or both, will the Company be, in violation of or in default under (i) its Certificate of Incorporation (“Charter”) or bylaws or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, in the case of this clause (ii), which default has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. With respect to those agreements, leases, contracts, indentures or other instruments or obligations under clause (ii) above, which are material to the Company, the Company has not received or sent notice of termination or intentions to terminate, and no such termination has been threatened to the Company’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the performance by the Company of its obligations hereunder will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, (y) the Charter or bylaws of the Company or (z) any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company, except in the case of clauses (x) and (z) where such conflict, breach or default would not individually or in the aggregate cause a Material Adverse Effect.

(x) No Consents Required. No approval, consent, order, authorization or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such as have been already obtained or such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Exchange or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or Blue Sky laws).

(y) Permits. The Company has all licenses, certifications, permits, franchises, approvals, clearances, exemptions and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Registration Statements, the General Disclosure Package and Prospectus, except where the failure to have the same would not, individually or in the aggregate, have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company, threatened, involving the status of or sanctions under any of the Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Company has fulfilled and performed all of its material obligations with respect to the Permits.

(z) Certain Market Activities. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Stock.

(aa) Investment Company Act. The Company is not, and upon consummation of the transactions contemplated by this Agreement will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(bb) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of its business and the value of its properties. All policies of insurance insuring the Company or any of its businesses, assets, employees, officers and directors are in full force and effect, and the Company is in compliance with the terms of such policies in all material respects. There are no claims by the Company under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect.

(cc) ERISA. The Company and its applicable employee benefits plans are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company could have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(dd) Finder’s Fees. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ee) No Ownership. As of the date of this Agreement, the Company does not own or control, directly or indirectly, any corporation, partnership, association, trust, limited liability company, joint venture or other similar entity, other than the Subsidiaries.

(ff) No Required Filings. There are no statutes, regulations, contracts or other documents (including, without limitation, any shareholders’ agreement, investor rights agreement or voting agreement) that are required to be described in the Registration Statements, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required.

(gg) No Improper Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company.

(hh) Intellectual Property. The Company and the Subsidiaries own all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights described in the Registration Statements, the General Disclosure Package and the Prospectus as being owned by them (collectively, the “Intellectual Property”) and, to the Company’s knowledge, own or have obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for the conduct of their respective businesses as currently carried on and as proposed to be carried on as described in the Registration Statements, the General Disclosure Package and the Prospectus. Except as specifically described in the Registration Statements, the General Disclosure Package and the Prospectus, (i) no third parties have obtained or will be able to establish any interest in or rights to any Intellectual Property from the Company, other than limited licenses and transfers granted in the ordinary course; (ii) to the Company’s knowledge, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s interest or rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company has infringed, misappropriated or violated, does infringe, misappropriate or otherwise violate, or would, upon further development or commercialization of any product, product candidate or service described in the Registration Statements, the General Disclosure Package and the Prospectus as under development, infringe, misappropriate or violate, any intellectual property of others, and the Company is unaware of any facts which would form a basis for any such claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that cover or overlap (or may cover or overlap) the claims of any patent or patent application included in the Intellectual Property or that interferes with the issued or pending claims of any such patent or patent application; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent included in the Intellectual Property invalid or that would preclude the issuance of any patent on any patent application included in the Intellectual Property which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (viii) the Company has not committed any act or omitted to undertake any act the effect of such commission or omission would reasonably be expected to result in a legal determination that any item of Intellectual Property thereby was rendered invalid or unenforceable in whole or in part; (ix) to the Company’s knowledge, the issued patents included in the Intellectual Property are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in the Intellectual Property; (x) the manufacture, use and sale of the products or product candidates described in the Registration Statements, the General Disclosure Package and the Prospectus as under development by the Company fall within the scope of one or more claims of the patents or patent applications included in the Intellectual Property; (xi) the Company has taken reasonable steps necessary to secure the interests of the Company in the Intellectual Property purported to be owned by the Company from any employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (xii) there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property or intellectual property of any other person or entity that are required to be described in the Registration Statements, the General Disclosure Package and the Prospectus that are not so described therein; and (xiii) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person.

(ii) Compliance with Laws. The conduct of business by the Company complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”), (b) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and Laws applicable to hazardous or regulated substances and radioactive or biologic materials, (c) the federal Anti-Kickback Statute, (d) the False Claims Act, (e) the Civil Monetary Penalties Law, (f) the Physician Payments Sunshine Act, (g) the criminal False Claims Law (42 U.S.C. § 1320a-7b(a) – Criminal penalties for acts involving Federal health care programs), (h) the exclusion Laws, (i) the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act, (j) licensing and certification Laws covering any aspect of the business of the Company, (k) similar federal, state, local and foreign Laws and (l) the regulations promulgated pursuant to such Laws. The Company has not received any written notification asserting, nor has any knowledge of, any present or past failure to comply with or violation of any such Laws except where such failure would not reasonably be expected to have a Material Adverse Effect.

(jj) Clinical Studies. Except to the extent disclosed in the Registration Statements, the General Disclosure Package and the Prospectus (and to the Company’s knowledge, after due inquiry, with respect to such trials, studies or tests conducted by third parties), the clinical trials and pre-clinical studies and tests conducted by or on behalf of or sponsored by the Company are, and at all times have been, conducted in all material respects in accordance with the FD&C Act and the regulations promulgated thereunder, including all U.S. Food and Drug Administration (“FDA”) regulations governing clinical trials, as well as other applicable federal, state, local and foreign Laws, and consistent with the protocols submitted to the FDA and procedures and controls generally used by qualified experts in the pre-clinical and clinical development of drugs. The descriptions of the results of such trials, studies and tests that have been submitted to the FDA or other governmental authority as the basis for a Permit are accurate and complete in all material respects and fairly present the data derived from such trials, studies and tests, and the Company does not have any knowledge of any other trials, studies or tests the results of which reasonably call into question the results described in the Registration Statements, the General Disclosure Package and the Prospectus. Except to the extent disclosed in the Registration Statements, the General Disclosure Package and the Prospectus, the Company has not received any written notices or other correspondence from the FDA or any other federal, state, local or foreign governmental agency with respect to any clinical trials or pre-clinical studies or tests that are described in the Registration Statements, the General Disclosure Package

and the Prospectus or the results of which are described in the Registration Statements and the Prospectus that require the termination, suspension, delay or modification of such trials, studies or tests, or otherwise require the Company to engage in any remedial activities with respect to such trials, studies or tests or threaten to impose or actually impose any fines or other disciplinary actions, except where such remedial activities or disciplinary actions would not reasonably be expected to have a Material Adverse Effect.

(kk) Operations and Manufacturing. All the operations of the Company and, to the best of the Company’s knowledge, all the manufacturing facilities and operations of the Company’s suppliers and manufacturers of product candidates and the components thereof that are intended to be used in clinical trials are in compliance in all material respects with applicable FDA and other governmental regulations, including current good manufacturing practice regulations and applicable standards set forth in FDA guidance documents, the FD&C Act and other applicable federal, state, local or foreign Laws.

(ll) Forward Looking Statements. The information contained in the Registration Statements, the General Disclosure Package and the Prospectus that constitutes “forward-looking” information within the meaning of the Securities Act was made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(mm) Operations. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(nn) Environmental Laws. The Company is not in violation in any material respect of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). The Company does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(oo) Statistical Data. All statistical or market-related data included in the Registration Statements, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(pp) Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including Section 402 thereof relating to loans.

(qq) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(rr) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, including controls and procedures reasonably designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ss) Conformity with EDGAR Filing. The Prospectus to be delivered to the Underwriters for use in connection with the sale of the Stock pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

(tt) Broker/Dealer Relationships. Neither the Company nor any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(uu) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Stock.

(vv) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statements which have not been described as required.

(ww) Margin Rules. Neither the issuance, sale and delivery of the Stock nor the application of the proceeds thereof by the Company as described in the Registration Statements, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xx) Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Stock.

(yy) Sanctions. (i) The Company represents that neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is a government, individual, or entity (in this paragraph, “Person”) that is, or is owned or controlled by a Person that is:

(a) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor

(b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that, except as detailed in the Registration Statements, the General Disclosure Package and the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(zz) Stock Transfer Taxes. On the Closing Date or the Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Stock to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with in all material respects.

(aaa) Emerging Growth Company Status. From the time of filing of the Initial Registration Statement with the Commission through December 31, 2017, the Company has been an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to each Underwriter as to the matters set forth therein.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto. The Underwriters hereby advise the Company that they intend to offer for sale to the public the Firm Stock as soon after this Agreement has been executed and the Underwriters have determined is advisable and practicable.

The purchase price per share to be paid by the Underwriters to the Company for the Firm Stock and any Optional Stock will be $58.62 per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date, against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representative payable to the order of the Company at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on January 26, 2018, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date.” The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and the Representative.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and deliver the Optional Stock to the Underwriters as provided in this Agreement. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by the Representative to the Company described below and the Underwriters agree, severally and not jointly, to purchase such portion of the shares of Optional Stock as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined in proportion to their respective commitments hereunder. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Representative to the Company.

The option granted hereby may be exercised by written notice being given to the Company by the Representative setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given.

The Company will deliver the Optional Stock to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on no earlier than the fifth (5th) and no later than the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representative payable to the order of the Company at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and the Representative.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 of the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statements, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review prior to the expiration of the Prospectus Delivery Period (as defined below); to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock (the “Prospectus Delivery Period”); prior to the expiration of the Prospectus Delivery Period, to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each of the Underwriters represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto and any “road show” as described in Rule 433(d)(8) of the Rules and Regulations. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations to the extent applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) If at any time when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations): (i) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative thereof or (ii) in the opinion of the Representative it is necessary to amend or supplement any Registration Statement or the Prospectus to comply with applicable law or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with applicable law, then in the case of clauses (i) and (ii), upon the request of the Representative, the Company will prepare an appropriate amendment or supplement or upon the Representative’s request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Representative that will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement; provided that the Company shall not be required to furnish any amendment or supplement (other than an amendment or supplement to the Prospectus) to the extent such amendment or supplement is available on EDGAR.

(d) If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law. The foregoing sentence does not apply to statements in or omissions from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, or, when considered together with the General Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(f) To the extent not available on EDGAR, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) To deliver promptly to the Underwriters in New York City such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the Registration Statements, the General Disclosure Package or the Prospectus after the date hereof (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the Registration Statements, the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document); provided that the Company shall not be required to delivery any document (other than the Prospectus) to the Underwriters to the extent such document is available on EDGAR.

(h) To make generally available to its shareholders, as soon as practicable, an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(i) To take promptly from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to (i) qualify as foreign corporations or as a dealer in securities in any jurisdiction in which they are not so qualified or (ii) file a general consent to service of process in any jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.

(j) Upon request, during the period of two (2) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders generally, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(k) During the period commencing on and including the date hereof and ending on and including the 60th day following the date of this Agreement (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than as contemplated by this Agreement with respect to the Stock or the Sales Agreement, dated as of December 19, 2017, by and between the Company and Cantor Fitzgerald & Co., as sale agent (the “Sales Agreement”)) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue and sell the Stock hereunder and Common Stock under the Sales Agreement, (ii) issue Common Stock, restricted stock awards, restricted stock units or options to acquire Common Stock pursuant to the Company’s equity plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) issue Common Stock pursuant to the valid conversion, exercises, vesting or settlements of securities, options, warrants or rights outstanding on the date hereof, (iv) make transfers pursuant to an order of a court or regulatory agency or otherwise as required by law and (v) issue Common Stock or securities exchangeable or exercisable for or convertible into Common Stock pursuant to any strategic partnership, joint venture, merger, collaboration, lending or other contractual arrangement or in connection with the acquisition or license by the Company of any business, product or technology or pursuant to any equity plan assumed by the Company in connection with any such acquisition; provided, however, that prior to issuance, the recipient of such securities described in this clause (v) shall agree to be bound by an agreement substantially in the form of Exhibit I hereto and in no event shall an amount of Common Stock in excess of 7.5% of the total amount of Common Stock outstanding immediately following the completion of the issuance of the Stock on the Closing Date be issued pursuant to this clause (v) during the Lock-Up Period. The Company will cause each officer and director listed in Schedule D to furnish to Cantor Fitzgerald & Co., prior to the Closing Date, a letter, substantially in the form of Exhibit I hereto. The Company also agrees that during the Lock-Up Period, other than for the sale of the Stock hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to equity plans.

(l) To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statements, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Until the Representative shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(n) To maintain, at its expense, a registrar and transfer agent for the Stock.

(o) To apply the net proceeds from the sale of the Stock as set forth in the Registration Statements, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter. The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the 1940 Act.

(p) To use its reasonable best efforts to list, subject to notice of issuance, and to maintain the listing of the Firm Stock and any Optional Stock on the Exchange.

(q) To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Stock.

(r) [Reserved].

(s) To pay the required Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

(t) If at any time when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative in writing of such notice or ineligibility and will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Stock, (ii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representative in writing of such effectiveness.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented out-of-pocket fees and expenses (including related reasonable and documented out-of-pocket fees and expenses of one counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA (not to exceed $15,000 in the aggregate); (e) any applicable listing or other fees; (f) the reasonable and documented out-of-pocket fees and expenses (including related reasonable and documented out-of-pocket fees and expenses of one counsel to the Underwriters) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(i)) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys (not to exceed $5,000 in the aggregate); (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; and (j) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of the Underwriters’ counsel and any transfer taxes on the resale of any Stock by it.

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Registration Statements have become effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) Fried, Frank, Harris, Shriver & Jacobson LLP shall have furnished to the Representative such counsel’s written opinion, as special counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative and substantially as set forth on Exhibit II hereto.

(c) Hyman, Phelps & McNamara, P.C. shall have furnished to the Representative such counsel’s written opinion, as regulatory counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative and substantially as set forth on Exhibit III hereto.

(d) K&L Gates LLP shall have furnished to the Representative such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative and substantially as set forth on Exhibit IV hereto.

(e) The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(f) At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and rules and regulations of the Public Company Accounting Oversight Board and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus.

(g) On the Closing Date or the Option Closing Date, as the case may be, the Representative shall have received a letter (the “bring-down letter”) from PricewaterhouseCoopers LLP addressed to the Underwriters and dated the Closing Date or the Option Closing Date, as the case may be, confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statements, the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h) The Company shall have furnished to the Representative a certificate, dated the Closing Date or the Option Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) to the best of their knowledge after reasonable investigation, as of the Closing Date or the Option Closing Date, as the case may be, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option

Closing Date, as the case may be, and (ii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Change except as set forth in the Prospectus.

(i) The Company shall have furnished to the Representative a certificate, dated the date of this Agreement, the Closing Date or the Option Closing Date, as the case may be, of its Chief Financial Officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(j) Since the respective dates as of which information is given in the Registration Statements, the General Disclosure Package and the Prospectus (including any documents incorporated by reference therein), except as set forth in the Registration Statements, the General Disclosure Package and the Prospectus, or contemplated thereby, there has not been any adverse change or any development involving a prospective change in or effecting the condition (financial or otherwise), properties, assets, liabilities, operations, earnings, or business of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any such case described in this paragraph (j), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the Exchange or the New York Stock Exchange, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), in the case of clauses (i), (ii), (iii) and (iv) above, so as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l) The Exchange shall have approved the Firm Stock and any Optional Stock for listing therein, subject only to official notice of issuance.

(m) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) The Representative shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers and directors of the Company listed in Schedule D to this Agreement.

(o) On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls any Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, whether or not a party, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter expressly for use in the Registration Statements (or any amendment thereto), or in any related Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Underwriter Indemnification. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements (or any amendments thereto), any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing through the Representative by or on behalf of that Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 7 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred and after the indemnifying party receives a written notice relating to the fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) [Reserved].

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statements and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Stock (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for the purpose of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 7(c) hereof. Notwithstanding the foregoing provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the compensation received by such Underwriter under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Underwriters, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statements will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 7(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 7(c) hereof.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(j) or 6(k) have occurred.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement or (c) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform in all material respects any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall, pro rata based on the number of shares of Firm Stock and Optional Stock it agreed to sell hereunder, reimburse the Underwriters for the reasonable and documented out-of-pocket fees and expenses of Underwriters’ counsel (limited to one counsel) and for such other reasonable and documented out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representative; provided that if this Agreement is terminated by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on the Closing Date or the Option Closing Date, as the case may be, and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date or Option Closing Date, as the case may be, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date, as the case may be, as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date, as the case may be, for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 12 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriter in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9(a), the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, New York, NY 10022 Fax: (212) 307-3730, with a copy to the General Counsel, Fax: (212) 829-4708; and

(b) if to the Company shall be delivered or sent by mail or facsimile transmission to Aerie Pharmaceuticals, Inc., 135 US Highway 206, Suite 15, Bedminster, NJ 07921, Attention: Richard J. Rubino, Fax: (908) 470-4329;

Any such statements, requests, notices or agreements shall take effect (i) when delivered personally or by verifiable facsimile transmission on or before 4:30 p.m. New York City time, on a business day, or if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the business day actually received if deposited in the U.S. mail.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, “business day” means any day on which the Exchange is open for trading.

16. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statements and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the third sentence of the fourth paragraph and the eighth through tenth paragraphs under the heading “Underwriting.”

18. USE OF INFORMATION. Except as otherwise set forth herein, the Underwriters may not provide any non-public information gained in connection with this Agreement and the transactions contemplated by this Agreement

(including due diligence) (such information, “Confidential Information”), to any third party other than to its affiliates, partners, directors, officers and employees who need to know such information in connection with the transactions contemplated by this Agreement and to its legal counsel advising it on this Agreement unless expressly approved by the Company in writing. If any Underwriter is required pursuant to legal process to disclose any Confidential Information, such Underwriter will, to the extent legally permissible and practicable, notify the Company as promptly as reasonably practicable to permit it to seek a protective order or take other appropriate action. If, in the absence of a protective order, any Underwriter is, in the advice of counsel (which may be internal counsel), compelled as a matter of law to disclose the Confidential Information, such Underwriter may disclose to the person compelling disclosure the Confidential Information required to be disclosed. Notwithstanding the foregoing or anything herein to the contrary, any Underwriter may disclose Confidential Information without notice to or consent from the Company without causing a breach of this Agreement in connection with an audit or examination in the ordinary course of such Underwriter’s business conducted by a regulatory or self-regulatory authority or bank examiner with jurisdiction over such Underwriter so long as such audit or examination is not directed at the Company.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, AERIE PHARMACEUTICALS, INC.

By:	/s/ Richard J. Rubino
Name: Richard J. Rubino
Title: Chief Financial Officer

Accepted as of the date first above written: CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Head of Investment Banking

SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock to be Purchased
Cantor Fitzgerald & Co.	1,089,528	163,429
Mizuho Securities USA LLC	126,689	19,003
H.C. Wainwright & Co., LLC	50,675	7,601

Total	1,266,892	190,033

SCHEDULE B

Pricing Information

Number of shares of Firm Stock:	1,266,892

Number of shares of Optional Stock:	190,033

Price per share of Firm Stock and Optional Stock:	As to each investor, the price per share for the Stock shall be the price paid by such investor

SCHEDULE C

None.

SCHEDULE D

Vicente Anido, Jr., Ph.D.

Thomas A. Mitro

Casey C. Kopczynski, Ph.D.

Richard J. Rubino

Gerald D. Cagle, Ph.D.

Richard Croarkin

Michael M. du Toit

Murray A. Goldberg

Benjamin F. McGraw, III, Pharm.D

Julie McHugh

Exhibit I

Form of Lock-Up Agreement

(see attached)

LOCK-UP AGREEMENT

            , 201

Cantor Fitzgerald & Co.

As representative of the

several Underwriters

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Re:	Aerie Pharmaceuticals, Inc. – Registration Statement on Form S-3 for Shares of Common Stock

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Cantor Fitzgerald & Co. (“Cantor”), as represetative to the several underwriters listed in Schedule A thereto (collectively, the “Underwriters”) relating to the proposed public offering of shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer and/or director of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Cantor that, during the period beginning on the date hereof through and including the date that is the 60th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cantor, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or publicly announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (the “Exchange Act”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity, non-profit organization or educational institution,

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4) the transfer or sale of any shares of Common Stock or other securities pursuant to any contract, instruction or plan meeting the requirements of Rule 10b5-1 under the Exchange Act, that has been entered into by the undersigned (or a member of the undersigned’s immediate family) prior to the date hereof, and

(5) any transfer pursuant to an order of a court or regulatory agency or by operation of law;

provided, however, that (A) in the case of any transfer described in clause (1)(a), 1(c), (2) or (3) above, prior to the expiration of the Lock-Up Period, no public disclosure or filing under Section 16(a) of the Exchange Act shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Common Stock in connection with such transfer, (B) in the case of any transfer described in clause (1)(a), (1)(b), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to Cantor, acting on behalf of the Underwriters, not later than one business day (as defined in the Underwriting Agreement) prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to Cantor, and (C) in the case of any transfer described in clause (4) above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is being made pursuant to a contract, instruction or plan meeting the requirements of Rule 10b5-1 under the Exchange Act.

Notwithstanding the foregoing, the restrictions described herein shall not apply to (A) the exercise of any options or warrants to purchase shares of Common Stock or the vesting of any other equity-based awards, including on a “cashless” or “net exercise” basis and/or to satisfy withholding obligations in connection with the exercise of options or warrants to purchase shares of Common Stock or the vesting of any other equity-based awards; provided that in any such case the shares of Common Stock issued upon exercise or vesting shall remain subject to the provisions of this agreement and, prior to the expiration of the Lock-Up Period, no public disclosure or filing under Section 16(a) of the Exchange Act shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Common Stock in connection with such exercise or vesting, except that a filing under Section 16 of the Exchange Act may be made by the undersigned if the footnotes thereto clearly indicate (1) that no shares were sold by the reporting person and that the shares received upon exercise of the option or warrant or vesting of the equity-based award are subject to a lock-up agreement with Cantor and (2) the disposition of any shares was made solely to the Company or (B) the entering into by the undersigned of a trading plan (a “New Plan”) meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of shares of Common Stock or other securities, if then permitted by the Company and applicable law; provided, that the shares of Common Stock or other securities subject to such New Plan shall not be sold during the Lock-Up Period.

For purposes of this agreement, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

It is understood that, if (i) the Company notifies Cantor in writing that it does not intend to proceed with the offering of Common Stock contemplated by the Underwriting Agreement; (ii) the Underwriting Agreement relating to the offering of Common Stock is not executed on or before January 31, 2018; or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the shares of Common Stock to be sold thereunder, this agreement shall immediately terminate and the undersigned shall automatically be released from all of his, her or its obligations under this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws). This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned acknowledges that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[signature page follows]

Very truly yours,

Signature

Printed Name

[Signature Page to Lock-Up Agreement]

Exhibit II

Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

Exhibit III

Form of Opinion of Hyman, Phelps & McNamara, P.C.

Exhibit IV

Form of Opinion of K&L Gates LLP